UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2025

DIGITAL ALLY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6366 College Blvd., Overland Park, KS 66211

(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.001 par value per share	DGLY	The Nasdaq Capital Market LLC

Item 8.01 Other Events.

On April 29, 2025, Digital Ally, Inc. (the “Company”) convened a special meeting of stockholders (the “Special Meeting”) and immediately adjourned the Special Meeting in order to allow the Company to solicit additional votes on its proposal to approve an amendment to its articles of incorporation, as amended, to increase the number of authorized shares of its capital stock that it may issue from 210,000,000 shares to 5,010,000,000 shares, of which 5,000,000,000 shares shall be classified as common stock, par value $0.001 per share. The chairman of the Special Meeting adjourned the Special Meeting to reconvene on May 5, 2025, at 4:00 p.m. Eastern Time, at the offices of the Company at 6366 College Blvd., Overland Park, KS 66211 (the “Reconvened Special Meeting”).

At the Reconvened Special Meeting, stockholders will be deemed to be present in person and vote at such adjourned meeting in the same manner as disclosed in the Definitive Proxy Statement on Schedule 14A for the Special Meeting, filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on March 4, 2025. Valid proxies submitted prior to the Special Meeting will continue to be valid for the Reconvened Special Meeting, unless properly changed or revoked prior to votes being taken at the Reconvened Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2025

DIGITAL ALLY, INC.

By:	/s/ STANTON E. ROSS
Name:	Stanton E. Ross
Title:	Chairman and Chief Executive Officer